UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 20, 2012

NEVADA PROPERTY 1 LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53938	27-1695189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3708 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 698-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nevada Property 1 LLC (the “Company”) is an indirect wholly-owned subsidiary of Deutsche Bank AG New York Branch (“Deutsche Bank” or the “Bank”). On September 20, 2012, Ms. Donna Milrod informed the Company of her intent to resign from the Company’s Board of Directors (the “Board”) and as a member of Company’s Audit Committee effective immediately. Ms. Milrod’s decision to resign is in order to pursue other opportunities and not a result of any disagreement with the Company or the Company’s Board.

On September 20, 2012, the Board appointed Mr. Jeff Baer, who currently serves as a member of the Board, as a member of the Company’s Audit Committee, pending any required regulatory approvals. Mr. Baer’s appointment to the Company’s Audit Committee is effective immediately. The Board did not elect Mr. Baer pursuant to any arrangement or understanding between Mr. Baer and the Company or any other person. There are no transactions that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K. There is no material plan, contract or arrangement to which Mr. Baer is a party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA PROPERTY 1 LLC
Date: September 25, 2012

	By:	/s/ John Unwin
John Unwin Chief Executive Officer